SECURITIES AND EXCHANGE COMMISSION WASHINGTON, D.C. 20549

FORM 8-K

  CURRENT REPORT

  Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

January 18, 2006
Date of Report (Date of earliest event reported)

CITY INVESTING COMPANY LIQUIDATING TRUST
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-13881 (Commission File Number)	13-6859211 (I.R.S. Employer Identification No.)
853 Broadway, Suite 1607, New York, NY 10003-4703
(Address of principal executive offices)

(212) 473-1918
(Registrant's telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report.)

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On January 18, 2006, the City Investing Company Liquidating Trust (the “Trust”) received a Nasdaq Staff Determination stating that the Trust failed to regain compliance, in accordance with Marketplace Rule 4310(c)(8)(B), with the minimum $1,000,000 requirement for continued listing on the Nasdaq Capital Market set forth in Marketplace Rule 4310(c)(7). As previously disclosed, because of the reduced assets of the Trust following the cash distribution paid on August 15, 2005, the Trustees did not expect compliance with this requirement to be reestablished. The Trustees do not intend to appeal the Staff’s determination. Accordingly, the Trustees expect the Trust’s securities will be delisted from The Nasdaq Capital Market at the opening of business on January 27, 2006.

The above summary of the notice is qualified in its entirety by reference to the press release attached hereto as Exhibit 99.1.

 Item 9.01 Financial Statements and Exhibits

(c) Exhibit

    Exhibit       Description
    99.1                    Press Release dated as of January 24, 2006

SIGNATURES Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CITY INVESTING COMPANY LIQUIDATING TRUST (Registrant)
By:	L. Mantell LESTER J. MANTELL Trustee
Date:	January 24, 2006

        Exhibit Index

Exhibit No.    Description
99.1             Press Release dated as of January 24, 2006

EXHIBIT 99.1

January 24, 2006

FOR IMMEDIATE RELEASE

Contact Information:   Kathleen Sides
City Investing Company Liquidating Trust
853 Broadway, Suite 1607
New York, NY 10003
(212) 473-1918
E-mail: shr@cnvlz.com

On January 18, 2006, the City Investing Company Liquidating Trust (CNVLZ) (the “Trust”) received a Nasdaq Staff Determination stating that the Trust failed to regain compliance, in accordance with Marketplace Rule 4310(c)(8)(B), with the continued-listing requirement set forth in Marketplace Rule 4310(c)(7) that publicly held shares of listed securities maintain a minimum market value of $1,000,000. As previously disclosed, because of the reduced assets of the Trust following the cash distribution paid on August 15, 2005, the Trustees did not expect compliance with this requirement to be reestablished. The Trustees do not intend to appeal the Staff’s determination. Accordingly, the Trustees expect the Trust’s securities will be delisted from The Nasdaq Capital Market at the opening of business on January 27, 2006.

Upon delisting of the Trust, the Trust’s units (the “Units”) will only be eligible to be traded on the OTC Bulletin Board if a market maker makes an application to register in and quote the Units and such application is cleared. It is expected that one or more of the present market makers will apply to continue to make a market in the Units with the symbol “CNVLZ”; but they are not obligated to do so and may discontinue market making in the Units at any time. There can also be no assurance that any such application will be made or cleared on a timely basis or at all. Accordingly, a liquid trading market for the Units may not exist, which could result in holders of the Units being unable to sell Units at a particular time or for a favorable price.